                                                                  CONFORMED COPY



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                   -----------------------------------------

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 15, 1999

                             WHIRLPOOL CORPORATION
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                       1-3932                  38-1490038
----------------------------      --------------------      --------------------
 (State or other jurisdiction        (Commission File         (I.R.S. Employer
      of incorporation)                   Number)            Identification No.)


       2000 M63 North, Benton Harbor, Michigan              49022-2692
     -------------------------------------------       --------------------
      (Address of principal executive officers)             (Zip Code)


                                (616)-923-5000
          -----------------------------------------------------------
              Registrant's telephone number, including area code

Item 5.   Other Events
          ------------

         On April 15, 1999 the Company announced its first quarter 1999 earnings. For the quarter, operating profits were $189 million, up 12 percent from the first quarter of 1998. Reported first quarter 1999 net earnings were $28 million or 36 cents per diluted share and were reduced by $60 million due to charges related to the Brazilian currency devaluation. First quarter 1998 net earnings were $80 million or $1.05 per diluted share. Absent charges for the Brazilian currency devaluation, first quarter earnings from continuing operations were $88 million or $1.15 per diluted share, up 29 percent from earnings from continuing operations of $68 million, of 90 cents per diluted share in the first quarter of 1998.


Item 7.   Financial Statements and Exhibits
          ---------------------------------

         Copy of press release dated April 15, 1999 regarding the Company's earnings for the first quarter of 1999.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              WHIRLPOOL CORPORATION
                              Registrant



Date: April 19, 1999          By:  /s/  Robert T. Kenagy
                                  --------------------------------
                                  Name:  Robert T. Kenagy
                                  Title: Associate General Counsel and Secretary